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                                                                    EXHIBIT 99.1


                                 Fiserv, Inc.
         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints George D. Dalton, Leslie M. Muma and Charles W. Sprague as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Fiserv, Inc. (the "Corporation") held of record by the undersigned on February 6, 1998, at the Annual Meeting of Shareholders to be held on March 24,1998, or any adjournment thereof.


1.   ELECTION OF TWO DIRECTORS TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2001:

     [_]  FOR all nominees and their term listed below
          (except as written to the contrary on the line provided)

     [_]  WITHHOLD AUTHORITY to vote for all nominees listed below


     For a term expiring in 2001: K.R. Jensen & T.R. Shackelford_______________

  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided above.)

2. PROPOSAL TO APPROVE THE REAPPOINTMENT OF Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1998:

                                [_] FOR    [_] AGAINST     [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

DATED: ______________, 1998                      _______________________________
       Please check lower box if appropriate                Signature

       [_] YES, I WILL ATTEND THE ANNUAL         _______________________________
           MEETING ON MARCH 24, 1998                Signature if held jointly

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY